Exhibit 10.4

AMENDMENT NO. 1 TO
RIGHTS AGREEMENT

This AMENDMENT NO. 1, dated as of April 4, 2006 (this “Amendment”), to the Rights Agreement, dated as of November 8, 1996, and amended and restated as of September 25, 2001 (as in effect from time to time, the “Rights Agreement”), by and between Tapestry Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company (the “Rights Agent”), is made by and between the Company and the Rights Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement.

W I T N E S S E T H

WHEREAS, on January 26, 2006, the Board of Directors of the Company approved the terms and conditions of this Amendment and the entering into by the Company of this Amendment; and

WHEREAS, the parties hereto constitute all of the parties to the Rights Agreement that are required, pursuant to Section 27 thereof, to amend certain of the terms of the Rights Agreement as set forth in this Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

1.             Amendments. The parties hereto agree to amend the Rights Agreement as follows:

(a)           Each reference in the Rights Agreement (including the Exhibits thereto) to “NaPro BioTherapeutics, Inc.” is hereby amended by replacing it with “Tapestry Pharmaceuticals, Inc.”

(b)           The definition of the term “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended by replacing it in its entirety with the following:

“Acquiring Person” means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include: (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (ii) any Person who would otherwise become an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding due to the acquisition of shares of Common Stock by the Company or a Subsidiary of the Company, unless and until such Person shall thereafter purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting one percent or more of the then outstanding shares of Common Stock; or (iii) any of the following Persons who would otherwise become an Acquiring Person solely as a result of the acquisition by such Person, together with all Affiliates and Associates of such Person, of Common Stock (or any securities directly or indirectly convertible into or exchangeable for any Common Stock) pursuant to the terms of (A) that certain Purchase Agreement, dated as of February 2, 2006, by and among the Company and the warrants issued under such Purchase Agreement, or (B) any other acquisition by any such Person, together with all Affiliates and Associates of such Person, following the date hereof pursuant to which such Person, together with all Affiliates and Associates of such Person, acquires from the Company or otherwise, in the aggregate together with all other acquisitions of Common Stock by such Persons pursuant to this clause (B), no more than 1.0% of the then issued and outstanding Common Stock: Special Situations Fund III QP, L.P., Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P., 14159, L.P., Baker Biotech Fund II (Z), L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund III (Z), L.P., Baker Bros. Investments II, L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., Fort Mason Master, L.P., Fort Mason Partners, L.P., Tang Capital Partners, LP, Kevin C. Tang as Custodian for Julian Kong Tang Under the CA Transfer to Minors Act, Kevin C. Tang as Custodian for Justin Lee Tang Under the CA Transfer to Minors Act, Kevin C. Tang as Custodian for Noa Young Tang Under the CA Transfer to Minors Act, Kevin Tang and Haeyoung Tang Trustees The Tang Family Trust Dated 8-27-02 and IRA FBO Kevin Tang DB Securities Inc. Custodian Rollover Account.

(c)           The definition of the term “Distribution Date” in Section 1(h)(ii) of the Rights Agreement is hereby amended by replacing the reference to “20%” with “15%.”

2.             Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue to be in full force and effect.

3.             Counterparts. This Amendment may be executed in any number of counterparts, which taken together shall be deemed to constitute one and the same agreement and each of which individually shall be deemed to be an original, with the same effect as if the signature on each counterpart were on the same original.

4.             Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

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[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AMENDMENT NO. 1.

IN WITNESS WHEREOF, the undersigned have executed this Amendment dated as of the date first written above.

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Kai P. Larson
	Name:	Kai Larson
	Title:	Vice President

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President